N E W S R E L E A S E

FOR IMMEDIATE RELEASE
July 20, 2015

ELS REPORTS SECOND QUARTER RESULTS
Continued Strong Core Performance

CHICAGO, IL – July 20, 2015 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and six months ended June 30, 2015. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter Ended June 30, 2015
Normalized Funds from Operations (“Normalized FFO”) available for common stockholders and Funds from Operations (“FFO”) available for common stockholders each increased $6.9 million, or $0.07 per common share, to $64.5 million, or $0.70 per common share, compared to $57.6 million, or $0.63 per common share, for the same period in 2014. Net income available for common stockholders increased $6.3 million, or $0.08 per common share, to $31.8 million, or $0.38 per common share, compared to $25.5 million, or $0.30 per common share, for the same period in 2014.
Portfolio Performance
For the quarter ended June 30, 2015, property operating revenues, excluding deferrals, increased $9.9 million to $188.5 million compared to $178.6 million for the same period in 2014. For the six months ended June 30, 2015, property operating revenues, excluding deferrals, increased $20.7 million to $385.8 million compared to $365.1 million for the same period in 2014. For the quarter ended June 30, 2015, income from property operations, excluding deferrals and property management, increased $5.8 million to $106.5 million compared to $100.7 million for the same period in 2014. For the six months ended June 30, 2015, income from property operations, excluding deferrals and property management, increased $14.3 million to $225.9 million compared to $211.6 million for the same period in 2014.
For the quarter ended June 30, 2015, Core property operating revenues increased approximately 4.4 percent and Core income from property operations, excluding deferrals and property management, increased approximately 5.0 percent compared to the same period in 2014. For the six months ended June 30, 2015, Core property operating revenues increased approximately 4.3 percent and Core income from property operations, excluding deferrals and property management, increased approximately 5.5 percent compared to the same period in 2014.
Balance Sheet Activity
During the second quarter, we paid off a maturing mortgage loan of approximately $35.4 million with a stated interest rate of 5.9 percent per annum, which was secured by three RV resorts.
Investment Activity
On June 26, 2015, we closed on the acquisition of Miami Everglades, a 303-site RV Resort located in Miami, Florida. The total purchase price of $11.6 million was funded with available cash.

About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago.
As of July 20, 2015, we own or have an interest in 387 quality properties in 32 states and British Columbia consisting of 143,845 sites.

i

For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, July 21, 2015, at 10:00 a.m. Central Time. Please visit the Investor Information section at www.equitylifestyle.com for the link. A replay of the webcast will be available for two weeks at this site.
Reporting Calendar
Quarterly financial results and related earnings conference calls for the next two quarters are expected to occur as follows:

	Release Date	Earnings Call
Third Quarter 2015	Monday, October 19, 2015	Tuesday, October 20, 2015 10:00 a.m. CT
Fourth Quarter 2015	Monday, January 25, 2016	Tuesday, January 26, 2016 10:00 a.m. CT
First Quarter 2016	Monday April 18, 2016	Tuesday, April 19, 2016 10:00 a.m. CT
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2015 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the properties under the Codification Topic “Revenue Recognition;”

•
the outcome of pending or future lawsuits filed against us, including those disclosed in our filings with the Securities and Exchange Commission, by tenant groups seeking to limit rent increases and/or seeking large damage awards for our alleged failure to properly maintain certain properties or other tenant related matters, such as the case currently pending in the California Court of Appeal, Sixth Appellate District,

ii

Case No. H041913, involving our California Hawaiian manufactured home property, including any further proceedings on appeal or in the trial court; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iii

Investor Information

Equity Research Coverage (1)
Robert W. Baird & Company	Cantor Fitzgerald	Wells Fargo Securities
Drew T. Babin	Gaurav Mehta	Todd Stender
215-553-7816	212-915-1221	562-637-1371
dbabin@rwbaird.com	gmehta@cantor.com	todd.stender@wellsfargo.com

BMO Capital Markets	Citi Research
Paul Adornato	Michael Bilerman/ Nick Joseph
212-885-4170	212-816-1383
paul.adornato@bmo.com	michael.bilerman@citi.com
nicholas.joseph@citi.com

Bank of America Merrill Lynch Global Research	Green Street Advisors
Jana Galan	David Bragg/ Ryan Burke
646-855-3081	949-640-8780
jana.galan@baml.com	dbragg@greenstreetadvisors.com
rburke@greenstreetadvisors.com

______________________

1.
Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

2Q 2015 Supplemental information	1	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except shares outstanding and per share data, unaudited)

	As of and for the Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Operating Information
Total revenues	$201.5	$208.4	$190.3	$200.8	$189.0
Net income	$36.8	$31.8	$34.3	$30.3	$30.0
Net income available for common shares	$31.8	$27.2	$29.4	$25.7	$25.5
Normalized EBITDA (1)	$92.9	$106.1	$91.2	$93.3	$88.2
FFO (1)(2)	$64.5	$59.1	$60.3	$57.4	$57.6
Normalized FFO (1)(2)	$64.5	$76.5	$60.8	$63.1	$57.6
Funds available for distribution (FAD) (1)(2)	$53.6	$69.1	$53.2	$57.1	$50.6

Shares Outstanding and Per Share Data
Common stock and OP units, end of the period	91,498	91,462	91,112	91,138	91,129
Weighted average shares outstanding - fully diluted	91,851	91,777	91,644	91,528	91,420
Net income per share - fully diluted	$0.38	$0.32	$0.35	$0.31	$0.30
FFO per share - fully diluted	$0.70	$0.64	$0.66	$0.63	$0.63
Normalized FFO per share - fully diluted	$0.70	$0.83	$0.66	$0.69	$0.63
FAD per share - fully diluted	$0.58	$0.75	$0.58	$0.62	$0.55
Dividends per common share	$0.375	$0.375	$0.325	$0.325	$0.325

Balance Sheet
Total assets	$3,448	$3,469	$3,446	$3,451	$3,430
Total liabilities	$2,466	$2,490	$2,467	$2,475	$2,455

Market Capitalization
Total debt	$2,167	$2,212	$2,212	$2,206	$2,185
Total market capitalization (3)	$7,114	$7,374	$7,045	$6,203	$6,345

Ratios
Total debt / total market capitalization	30.5%	30.0%	31.4%	35.6%	34.4%
Total debt + preferred stock / total market capitalization	32.4%	31.8%	33.3%	37.8%	36.6%
Total debt / Normalized EBITDA (4)	5.7	5.8	5.9	5.9	5.9
Interest coverage (5)	3.7	4.1	3.4	3.5	3.3
Fixed charges + preferred distributions coverage (6)	3.3	3.6	3.0	3.1	3.0

______________________

1.	See page 17-18 for non-GAAP measure definitions of Normalized EBITDA, FFO, Normalized FFO and FAD.

2.	See page 6 for a reconciliation of Net income available for Common Shares to FFO, Normalized FFO and FAD.

3.	See page 15 for market capitalization calculation as of June 30, 2015.

4.
Represents trailing twelve months Normalized EBITDA. We believe trailing twelve months Normalized EBITDA provides additional information for determining our ability to meet future debt service requirements.

5.	Interest coverage is calculated by dividing Normalized EBITDA for the period by the interest expense incurred.

6.	See page 18 for a definition of fixed charges. This ratio is calculated by dividing Normalized EBITDA for the period by the sum of fixed charges and preferred stock dividends.

2Q 2015 Supplemental information	2	Equity LifeStyle Properties, Inc.

Second Quarter 2015 - Selected Financial Data

(In millions, except shares outstanding and per share data, unaudited)

Quarter Ended
June 30, 2015
Income from property operations, excluding deferrals and property management - 2015 Core (1)	$105.1
Income from property operations, excluding deferrals and property management - Acquisitions (2)	1.4
Property management and general and administrative (excluding transaction costs)	(18.6)
Other income and expenses	5.1
Financing costs and other	(28.5)
Normalized FFO (3)	64.5
Transaction costs	(0.1)
Early debt retirement	0.1
FFO (3)	$64.5

Normalized FFO per share - fully diluted	$0.70
FFO per share - fully diluted	$0.70

Normalized FFO (3)	$64.5
Non-revenue producing improvements to real estate	(10.8)
FAD (3)	$53.7

FAD per share - fully diluted	$0.58

Weighted average shares outstanding - fully diluted	91.9

______________________

1.
See page 17-18 for definitions of Core and Income from property operations, excluding deferrals and property management. See page 8 for details of the 2015 Core Income from Property Operations, excluding deferrals and property management.

2.	See page 18 for definition of Acquisition properties. See page 9 for details of the Income from Property Operations, excluding deferrals and property management for the Acquisition properties.

3.	See page 6 for a reconciliation of Net income available for Common Shares to FFO, Normalized FFO and FAD. See definitions of FFO, Normalized FFO and FAD on page 17.

2Q 2015 Supplemental information	3	Equity LifeStyle Properties, Inc.

Balance Sheet

(In thousands, except share and per share data)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Investment in real estate:
Land	$1,100,490	$1,091,550
Land improvements	2,763,483	2,734,304
Buildings and other depreciable property	576,456	562,059
	4,440,429	4,387,913
Accumulated depreciation	(1,226,027)	(1,169,492)
Net investment in real estate	3,214,402	3,218,421
Cash	84,945	73,714
Notes receivable, net	35,464	37,137
Investment in joint ventures	17,963	13,512
Deferred financing costs, net	24,800	21,833
Deferred commission expense	29,960	28,589
Escrow deposits, goodwill, and other assets, net	39,974	53,133
Total Assets	$3,447,508	$3,446,339
Liabilities and Equity
Liabilities:
Mortgage notes payable	$1,966,517	$2,012,246
Term loan	200,000	200,000
Unsecured lines of credit	—	—
Accrued payroll and other operating expenses	86,863	64,520
Deferred revenue – upfront payments from right-to-use contracts	76,402	74,174
Deferred revenue – right-to-use annual payments	13,282	9,790
Accrued interest payable	8,705	9,496
Rents and other customer payments received in advance and security deposits	79,748	67,463
Distributions payable	34,312	29,623
Total Liabilities	2,465,829	2,467,312
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value 9,945,539 shares authorized as of June 30, 2015 and 9,765,900 shares authorized as of December 31, 2014; none issued and outstanding. As of December 31, 2014 includes 179,639 authorized shares 6% Series D Cumulative Preferred stock authorized, none issued and outstanding.	—	—
6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value, 54,461 shares authorized and 54,458 issued and outstanding as of June 30, 2015 and December 31, 2014 at liquidation value	136,144	136,144
Common stock, $0.01 par value 200,000,000 shares authorized as of June 30, 2015 and December 31, 2014; 84,276,055 and 83,879,779 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	840	838
Paid-in capital	1,037,290	1,029,601
Distributions in excess of accumulated earnings	(258,454)	(254,209)
Accumulated other comprehensive loss	(1,034)	(381)
Total Stockholders’ Equity	914,786	911,993
Non-controlling interests – Common OP Units	66,893	67,034
Total Equity	981,679	979,027
Total Liabilities and Equity	$3,447,508	$3,446,339

2Q 2015 Supplemental information	4	Equity LifeStyle Properties, Inc.

Consolidated Income Statement

(In thousands, unaudited)

	Quarters Ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Community base rental income	$110,073	$106,502	$219,343	$212,547
Rental home income	3,559	3,746	7,113	7,503
Resort base rental income	41,427	36,888	93,072	81,837
Right-to-use annual payments	10,945	11,241	21,926	22,455
Right-to-use contracts current period, gross	3,578	3,263	6,375	6,344
Right-to-use upfront payments, deferred, net	(1,455)	(1,168)	(2,228)	(2,315)
Utility and other income	18,901	16,919	37,983	34,490
Gross revenues from home sales	9,526	6,560	16,463	11,738
Brokered resale revenue and ancillary services revenues, net	1,012	568	2,994	2,367
Interest income	1,736	1,878	3,556	4,575
Income from other investments, net	2,178	2,628	3,297	4,229
Total revenues	201,480	189,025	409,894	385,770

Expenses:
Property operating and maintenance	64,178	61,217	125,295	119,913
Rental home operating and maintenance	1,689	1,639	3,358	3,547
Real estate taxes	12,652	12,157	25,246	24,642
Sales and marketing, gross	3,512	2,869	6,034	5,432
Right-to-use contract commissions, deferred, net	(764)	(710)	(1,007)	(1,265)
Property management	11,099	10,451	22,389	21,083
Depreciation on real estate assets and rental homes	28,335	27,762	56,451	55,403
Amortization of in-place leases	669	1,401	1,334	2,716
Cost of home sales	9,093	6,155	15,817	11,523
Home selling expenses	720	628	1,525	1,197
General and administrative (1)	7,541	6,794	14,947	12,555
Property rights initiatives and other	694	1,001	1,247	1,312
Early debt retirement	(69)	—	16,922	—
Interest and related amortization	26,145	28,265	53,421	56,313
Total expenses	165,494	159,629	342,979	314,371
Income before equity in income of unconsolidated joint ventures	35,986	29,396	66,915	71,399
Equity in income of unconsolidated joint ventures	840	644	1,724	2,531
Consolidated net income	36,826	30,040	68,639	73,930

Income allocated to non-controlling interest-Common OP Units	(2,724)	(2,229)	(5,054)	(5,710)
Series C Redeemable Perpetual Preferred Stock Dividends	(2,316)	(2,328)	(4,613)	(4,638)
Net income available for Common Shares	$31,786	$25,483	$58,972	$63,582

_________________________________________

1.	Includes transaction costs, see Reconciliation of Net Income to FFO, Normalized FFO and FAD on page 6.

2Q 2015 Supplemental information	5	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to FFO, Normalized FFO and FAD

(In thousands, except shares outstanding and per share data, unaudited)

	Quarters Ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income available for Common Shares	$31,786	$25,483	$58,972	$63,582
Income allocated to common OP Units	2,724	2,229	5,054	5,710
Right-to-use contract upfront payments, deferred, net (1)	1,455	1,168	2,228	2,315
Right-to-use contract commissions, deferred, net (2)	(764)	(710)	(1,007)	(1,265)
Depreciation on real estate assets	25,654	24,997	51,064	49,889
Depreciation on rental homes	2,681	2,765	5,387	5,514
Amortization of in-place leases	669	1,401	1,334	2,716
Depreciation on unconsolidated joint ventures	282	235	525	462
FFO available for Common Shares(3)	$64,487	$57,568	$123,557	$128,923
Change in fair value of contingent consideration asset (4)	—	—	—	(65)
Transaction costs (5)	50	41	482	531
Early debt retirement	(69)	—	16,922	—
Normalized FFO available for Common Shares(3)	64,468	57,609	140,961	129,389
Non-revenue producing improvements to real estate	(10,822)	(6,991)	(18,265)	(11,303)
FAD available for Common Shares (3)	$53,646	$50,618	$122,696	$118,086

Net income available per Common Share - Basic	$0.38	$0.31	$0.70	$0.76
Net income available per Common Share - Fully Diluted	$0.38	$0.30	$0.70	$0.76

FFO per Common Share - Basic	$0.71	$0.63	$1.35	$1.42
FFO per Common Share - Fully Diluted	$0.70	$0.63	$1.35	$1.41

Normalized FFO per Common Share - Basic	$0.71	$0.63	$1.55	$1.43
Normalized FFO per Common Share - Fully Diluted	$0.70	$0.63	$1.54	$1.42

FAD per Common Share - Basic	$0.59	$0.56	$1.35	$1.30
FAD per Common Share - Fully Diluted	$0.58	$0.55	$1.34	$1.29

Average Common Shares - Basic	84,031	83,234	83,996	83,175
Average Common Shares and OP Units - Basic	91,252	90,764	91,219	90,757
Average Common Shares and OP Units - Fully Diluted	91,851	91,420	91,829	91,411

______________________________

1.
We are required by GAAP to defer, over the estimated customer life, recognition of non-refundable upfront payments from sales of new and upgrade right-to-use contracts. The customer life is currently estimated to be 31 years and is based upon our experience operating the membership platform since 2008. The amount shown represents the deferral of a substantial portion of current period upgrade sales, offset by amortization of prior period sales.

2.
We are required by GAAP to defer recognition of commissions paid related to the entry of right-to-use contracts. The deferred commissions will be amortized using the same method as used for the related non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The amount shown represents the deferral of a substantial portion of current period commissions on those contracts, offset by the amortization of prior period commissions.

3.	See page 17 for non-GAAP measure definitions of FFO, Normalized FFO and FAD.

4.	Included in Income from other investments, net on the Consolidated Income Statement on page 5.

5.	Included in general and administrative on the Consolidated Income Statement on page 5.

2Q 2015 Supplemental information	6	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Community base rental income (2)	$110.1	$106.5	$219.3	$212.5
Rental home income	3.6	3.7	7.1	7.5
Resort base rental income (3)	41.4	36.9	93.1	81.8
Right-to-use annual payments	10.9	11.2	21.9	22.5
Right-to-use contracts current period, gross	3.6	3.3	6.4	6.3
Utility and other income	18.9	17.0	38.0	34.5
Property operating revenues	188.5	178.6	385.8	365.1

Property operating, maintenance and real estate taxes	76.8	73.4	150.5	144.6
Rental home operating and maintenance	1.7	1.6	3.4	3.5
Sales and marketing, gross	3.5	2.9	6.0	5.4
Property operating expenses	82.0	77.9	159.9	153.5
Income from property operations, excluding deferrals and property management (1)	$106.5	$100.7	$225.9	$211.6

Manufactured home site figures and occupancy averages:
Total sites	70,130	69,951	70,106	69,957
Occupied sites	64,780	64,377	64,691	64,343
Occupancy %	92.4%	92.0%	92.3%	92.0%
Monthly base rent per site	$566	$551	$565	$551

Resort base rental income:
Annual	$28.5	$25.7	$56.5	$50.7
Seasonal	3.7	3.2	18.7	16.0
Transient	9.2	8.0	17.9	15.1
Total resort base rental income	$41.4	$36.9	$93.1	$81.8

_________________________

1.	See page 5 for a complete Income Statement and page 17-18 for a definition and reconciliation of Income from property operations, excluding deferrals and property management.

2.	See the manufactured home site figures and occupancy averages below within this table.

3.	See resort base rental income detail included below within this table.

2Q 2015 Supplemental information	7	Equity LifeStyle Properties, Inc.

2015 Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended			Six months ended
	June 30,		%	June 30,		%
	2015	2014	Change (2)	2015	2014	Change (2)
Community base rental income (3)	$110.0	$106.5	3.2%	$219.2	$212.5	3.1%
Rental home income	3.6	3.7	(5.0)%	7.1	7.5	(5.2)%
Resort base rental income (4)	38.8	36.1	7.7%	87.0	80.4	8.3%
Right-to-use annual payments	10.9	11.2	(2.6)%	21.9	22.5	(2.4)%
Right-to-use contracts current period, gross	3.6	3.3	9.7%	6.4	6.3	0.5%
Utility and other income	18.6	16.8	10.9%	37.5	34.4	9.0%
Property operating revenues	185.5	177.6	4.4%	379.1	363.6	4.3%

Property operating, maintenance and real estate taxes	75.2	73.0	3.0%	147.5	144.1	2.4%
Rental home operating and maintenance	1.7	1.6	3.0%	3.4	3.5	(5.4)%
Sales and marketing, gross	3.5	2.9	22.4%	6.0	5.4	11.0%
Property operating expenses	80.4	77.5	3.7%	156.9	153.0	2.5%
Income from property operations, excluding deferrals and property management (1)	$105.1	$100.1	5.0%	$222.2	$210.6	5.5%
Occupied sites (5)	64,749	64,443

Core manufactured home site figures and occupancy averages:
Total sites	69,852	69,823		69,853	69,829
Occupied sites	64,642	64,377		64,575	64,343
Occupancy %	92.5%	92.2%		92.4%	92.1%
Monthly base rent per site	$567	$551		$566	$551

Resort base rental income:
Annual	$26.4	$24.9	5.7%	$52.1	$49.3	5.7%
Seasonal	3.5	3.3	10.6%	17.6	16.0	10.5%
Transient	8.9	7.9	12.6%	17.3	15.1	14.5%
Total resort base rental income	$38.8	$36.1	7.7%	$87.0	$80.4	8.3%

____________________________

1.	See page 17 for definitions of Core and Income from property operations, excluding deferrals and property management.

2.	Calculations prepared using actual results without rounding.

3.	See the Core manufactured home site figures and occupancy averages included below within this table.

4.	See resort base rental income detail included below within this table.

5.	Occupied sites as of the end of the period shown. Occupied sites have increased by 208 from 64,541 at December 31, 2014.

2Q 2015 Supplemental information	8	Equity LifeStyle Properties, Inc.

Acquisitions - Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Six months ended
	June 30, 2015	June 30, 2015
Community base rental income	$0.1	$0.2
Resort base rental income	2.6	6.0
Utility income and other property income	0.3	0.5
Property operating revenues	3.0	6.7

Property operating expenses	1.6	3.0
Income from property operations, excluding deferrals and property management	$1.4	$3.7

______________________

1.	See page 18 for definition of Acquisition properties.

2Q 2015 Supplemental information	9	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Manufactured homes:
New home	$5.2	$5.8	$10.3	$11.6
Used home	7.6	7.8	15.5	15.7
Rental operations revenues (1)	12.8	13.6	25.8	27.3
Rental operations expense	1.7	1.6	3.4	3.5
Income from rental operations, before depreciation	11.1	12.0	22.4	23.8
Depreciation on rental homes	2.7	2.8	5.4	5.5
Income from rental operations, after depreciation	$8.4	$9.2	$17.0	$18.3

Occupied rentals: (2)
New	2,062	2,081
Used	2,981	3,414
Total occupied rental sites	5,043	5,495

	As of
	June 30, 2015		June 30, 2014
Cost basis in rental homes: (3)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$108.9	$89.1	$111.8	$96.4
Used	60.8	42.4	65.6	53.6
Total rental homes	$169.7	$131.5	$177.4	$150.0

____________________________

1.
For the quarters ended June 30, 2015 and 2014, approximately $9.2 million and $9.9 million, respectively, are included in the Community base rental income in the Consolidated Income from Property Operations table on page 7. For the six months ended June 30, 2015 and 2014, approximately $18.6 million and $19.8 million, respectively, are included in the Community base rental income in the Consolidated Income from Property Operations table on page 7. The remainder of the rental operations revenue is included in the Rental home income in the Consolidated Income from Property Operations table on page 7.

2.
Occupied rentals as of the end of the period shown in our Core portfolio. For the quarters ended June 30, 2015 and 2014, includes 65 and six homes rented through our Echo joint venture, respectively. For the six months ended June 30, 2015 and 2014, the rental home investment associated with our ECHO JV totals approximately $2.1 million and $0.2 million.

3.
Includes both occupied and unoccupied rental homes. New home cost basis does not include the costs associated with our Echo joint venture. At June 30, 2015 and 2014, our investment in the Echo joint venture was $10.4 million and $5.2 million, respectively.

2Q 2015 Supplemental information	10	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of June 30, 2015
Sites
Community sites	70,100
Resort sites:
Annuals	25,700
Seasonal	10,400
Transient	10,400
Membership (1)	24,100
Joint Ventures (2)	3,100
Total	143,800

Home Sales - Select Data
	Quarters Ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Total New Home Sales Volume (3)	143	86	229	131
New Home Sales Volume - ECHO joint venture	49	28	88	42
New Home Sales Gross Revenues(3)	$5,355	$3,726	$8,285	$5,720

Used Home Sales Volume	436	340	817	720
Used Home Sales Gross Revenues	$4,171	$2,834	$8,178	$6,018

Brokered Home Resales Volume	261	243	466	469
Brokered Home Resale Revenues, net	$356	$285	$651	$580

__________________________

1.	Sites primarily utilized by approximately 98,200 members. Includes approximately 5,300 sites rented on an annual basis.

2.	Joint venture income is included in the Equity in income from unconsolidated joint ventures in the Consolidated Income Statement on page 5.

3.	Total new home sales volume includes home sales from our Echo joint venture. New home sales gross revenues does not include the revenues associated with our Echo joint venture.

2Q 2015 Supplemental information	11	Equity LifeStyle Properties, Inc.

2015 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2015 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; and (ix) ongoing legal matters and related fees.

(In millions, except per share data, unaudited)

	Quarter Ended	Year Ended
	September 30, 2015	December 31, 2015
Income from property operations, excluding deferrals and property management - 2015 Core (2)	$110.7	$442.4
Income from property operations - Acquisitions (3)	1.3	6.6
Property management and general and administrative	(18.6)	(73.5)
Other income and expenses	4.7	16.9
Financing costs and other	(28.5)	(114.9)
Normalized FFO(4)	69.6	277.5
Transaction costs	—	(0.5)
Early debt retirement	—	(16.9)
FFO (4)	69.6	260.1
Depreciation on real estate and other	(26.6)	(105.7)
Depreciation on rental homes	(2.6)	(10.7)
Deferral of right-to-use contract sales revenue and commission, net	(1.0)	(3.1)
Income allocated to OP units	(3.1)	(11.1)
Net income available to common shares	$36.3	$129.5

Normalized FFO per share - fully diluted	$0.73 - $0.79	$2.97 - $3.07
FFO per share - fully diluted	$0.73 - $0.79	$2.78 - $2.88
Net income per common share - fully diluted (5)	$0.40 - $0.46	$1.48 - $1.58

Weighted average shares outstanding - fully diluted	91.9	91.9

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO, Normalized FFO per share, FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.

2.
See page 13 for 2015 Core Guidance Assumptions. Amount represents 2014 income from property operations, excluding deferrals and property management, from the 2015 Core properties of $105.4 million multiplied by an estimated growth rate of 5.0% and $419.9 million multiplied by an estimated growth rate of 5.4% for the quarter ended September 30, 2015 and the year ended December 31, 2015, respectively.

3.	See page 13 for the 2015 Assumptions regarding the Acquisition properties.

4.	See page 17 for definitions of Normalized FFO and FFO.

5.	Net income per fully diluted common share is calculated before Income allocated to common OP Units.

2Q 2015 Supplemental information	12	Equity LifeStyle Properties, Inc.

2015 Core Guidance Assumptions(1)
(In millions, unaudited)

	Quarter Ended	Third Quarter 2015	Year Ended	2015
	September 30, 2014	Growth Factors (2)	December 31, 2014	Growth Factors (2)
Community base rental income	$107.0	3.4%	$426.9	3.2%
Rental home income	3.7	(7.0)%	14.8	(6.2)%
Resort base rental income (3)	43.3	6.0%	159.9	7.1%
Right-to-use annual payments	11.4	(2.4)%	44.9	(1.6)%
Right-to-use contracts current period, gross	4.2	5.3%	13.9	3.5%
Utility and other income	18.5	3.1%	69.9	5.7%
Property operating revenues	188.1	3.4%	730.3	3.8%

Property operating, maintenance, and real estate taxes	77.7	1.2%	290.6	1.9%
Rental home operating and maintenance	1.8	(3.1)%	7.4	(5.2)%
Sales and marketing, gross	3.2	8.1%	12.4	2.5%
Property operating expenses	82.7	1.4%	310.4	1.8%
Income from property operations, excluding deferrals and property management	$105.4	5.0%	$419.9	5.4%

Resort base rental income:
Annual	$25.3	5.9%	$100.5	5.8%
Seasonal	3.3	6.5%	24.9	8.5%
Transient	14.7	6.0%	34.5	9.6%
Total resort base rental income	$43.3	6.0%	$159.9	7.1%

2015 Assumptions Regarding Acquisition Properties (1)
(In millions, unaudited)

	Quarter Ended	Year Ended
	September 30, 2015 (4)	December 31, 2015 (4)
Community base rental income	$0.1	$0.5
Resort base rental income	3.1	12.0
Utility income and other property income	0.3	1.0
Property operating revenues	3.5	13.5

Property operating, maintenance, and real estate taxes	2.2	6.9
Property operating expenses	2.2	6.9
Income from property operations, excluding deferrals and property management	$1.3	$6.6

_______________________________

1.	Refer to page 18 for definition of Core and Acquisition properties.

2.
Management’s estimate of the growth of property operations in the 2015 Core properties compared to actual 2014 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions are incorrect.

3.	See Resort base rental income table included below within this table.

4.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Acquisition properties. Actual income from property operations for the Acquisition properties could vary materially from amounts presented above if any of our assumptions are incorrect.

2Q 2015 Supplemental information	13	Equity LifeStyle Properties, Inc.

Right-To-Use Memberships - Select Data

(In thousands, except member count, number of Thousand Trail Camping Pass, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,
	2011	2012	2013	2014	2015 (1)
Member Count (2)	99,567	96,687	98,277	96,130	98,600
Thousand Trails Camping Pass (TTC) Origination (3)	7,404	10,198	15,607	18,187	23,600
TTC Sales	7,404	8,909	9,289	10,014	12,400
RV Dealer TTC Activations	—	1,289	6,318	8,173	11,200
Number of annuals (4)	3,555	4,280	4,830	5,142	5,400
Number of upgrades (5)	3,930	3,069	2,999	2,978	3,060

Right-to-use annual payments (6)	$49,122	$47,662	$47,967	$44,860	$44,150
Resort base rental income from annuals	$8,069	$9,585	$11,148	$12,491	$13,840
Resort base rental income from seasonals/transients	$10,852	$11,042	$12,692	$13,894	$15,100
Upgrade contract initiations (7)	$18,456	$14,025	$13,815	$13,892	$14,380
Utility and other income	$2,444	$2,407	$2,293	$2,455	$2,430

________________________________

1.
Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions are incorrect.

2.	Members have entered into right-to-use contracts with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.	TTCs allow access to any of five geographic areas in the United States.

4.	Members who rent a specific site for an entire year in connection with their right-to-use contract.

5.
Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional properties. Upgrades require a non-refundable upfront payment.

6.
The years ended December 31, 2012 and December 31, 2013, include $0.1 million and $2.1 million, respectively, of revenue recognized related to our right-to-use annual memberships activated through our dealer program. During the third quarter of 2013, we changed the accounting treatment of revenues and expenses associated with the RV dealer program to recognize as revenue only the cash received from members generated by the program.

7.	Revenues associated with contract upgrades, included in Right-to-use contracts current period, gross, on our Consolidated Income Statement on page 5.

2Q 2015 Supplemental information	14	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of June 30, 2015

	Total Common Stock/Units	% of Total	Total	% of Total	% of Total

Secured Debt			$1,967	90.8%
Unsecured Debt			200	9.2%
Total Debt			$2,167	100.0%	30.5%

Common Stock	84,276,055	92.1%
OP Units	7,221,602	7.9%
Total Common Stock and OP Units	91,497,657	100.0%
Common Stock price at June 30, 2015	$52.58
Fair Value of Common Stock			$4,811	97.2%
Perpetual Preferred Equity			136	2.7%
Total Equity			$4,947	100.0%	69.5%

Total Market Capitalization			$7,114		100.0%

Perpetual Preferred Equity as of June 30, 2015

Series	Callable Date		Outstanding Shares	Liquidation Value	Annual Dividend Per Share	Annual Dividend Value
6.75% Series C	9/7/2017		54,458	$136	$168.75	$9.2

2Q 2015 Supplemental information	15	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of June 30, 2015
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate		Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2015	$—	—%		$—	—	$—	—%	—%
2016	80,578	5.79%		—	—	80,578	3.74%	5.79%
2017	58,219	5.80%		—	—	58,219	2.70%	5.80%
2018	204,972	5.97%		—	—	204,972	9.51%	5.97%
2019	206,576	6.27%		—	—	206,576	9.58%	6.27%
2020	125,168	6.13%		200,000	2.39%	325,168	15.08%	3.83%
2021	194,979	5.02%		—	—	194,979	9.04%	5.02%
2022	155,672	4.59%		—	—	155,672	7.22%	4.59%
2023	115,015	5.15%		—	—	115,015	5.33%	5.15%
Thereafter	814,717	4.18%		—	—	814,717	37.79%	4.18%
Total	$1,955,896	5.00%		$200,000	2.39%	$2,155,896	100.0%	4.76%

Note Premiums	10,621			—		10,621

Total Debt	$1,966,517	4.72%	(1)	$200,000	2.39%	$2,166,517		4.51%	(1)

Average Years to Maturity	11.5			4.6		10.8

______________________
1.     Effective interest rate including amortization of note premiums.

2Q 2015 Supplemental information	16	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Other Terms

This document contains certain non-GAAP measures we believe are helpful in understanding our business, as further discussed in the paragraphs below. Investors should review Funds from Operations (“FFO”), Normalized Funds from Operations (“Normalized FFO”) and Funds available for distribution (“FAD”), along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Normalized FFO presented herein is not necessarily comparable to normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. FFO, Normalized FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

FFO. We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.

We believe FFO, as defined by NAREIT, is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
Normalized FFO. We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items.
We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions and the change in fair value of our contingent consideration asset from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
FAD. We define FAD as Normalized FFO less non-revenue producing capital expenditures.
Income from Property Operations, excluding deferrals and property management. We define Income from property operations, excluding deferrals and property management as rental income, utility income and right-to-use income less property and maintenance expenses, real estate tax, sales and marketing expenses, property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. We believe that this non-GAAP financial measure is helpful to investors and analysts as a direct measure of the actual operating results of our manufactured home and RV properties.

2Q 2015 Supplemental information	17	Equity LifeStyle Properties, Inc.

The following table reconciles Income before equity in income of unconsolidated joint ventures to Income from property operations(amounts in thousands):

	Quarters Ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Income before equity in income of unconsolidated joint ventures	$35,986	$29,396	$66,915	$71,399
Right-to-use upfront payments, deferred, net	1,455	1,168	2,228	2,315
Gross revenues from home sales	(9,526)	(6,560)	(16,463)	(11,738)
Brokered resale revenues and ancillary services revenues, net	(1,012)	(568)	(2,994)	(2,367)
Interest income	(1,736)	(1,878)	(3,556)	(4,575)
Income from other investments, net	(2,178)	(2,628)	(3,297)	(4,229)
Right-to-use contract commissions, deferred, net	(764)	(710)	(1,007)	(1,265)
Property management	11,099	10,451	22,389	21,083
Depreciation on real estate and rental homes	28,335	27,762	56,451	55,403
Amortization of in-place leases	669	1,401	1,334	2,716
Cost of homes sales	9,093	6,155	15,817	11,523
Home selling expenses	720	628	1,525	1,197
General and administrative	7,541	6,794	14,947	12,555
Property rights initiatives and other	694	1,001	1,247	1,312
Early debt retirement	(69)	—	16,922	—
Interest and related amortization	26,145	28,265	53,421	56,313
Income from property operations, excluding deferrals and property management	$106,452	$100,677	$225,879	$211,642
Right-to-use contracts, deferred and sales and marketing, deferred, net	(691)	(458)	(1,221)	(1,050)
Property management	(11,099)	(10,451)	(22,389)	(21,083)
Income from property operations	$94,662	$89,768	$202,269	$189,509
Earnings before interest, tax, depreciation and amortization (EBITDA) and Normalized EBITDA. We define EBITDA as net income or loss before interest income and expense, income taxes, depreciation and amortization. We define Normalized EBITDA as EBITDA excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items. The following table reconciles Income before equity in income of unconsolidated joint ventures to EBITDA and Normalized EBITDA (amounts in thousands):

	Quarters Ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Income before equity in income of unconsolidated joint ventures	$35,986	$29,396	$66,915	$71,399
Right-to-use contract upfront payments, deferred, net	1,455	1,168	2,228	2,315
Right-to-use contract commissions, deferred, net	(764)	(710)	(1,007)	(1,265)
Depreciation on real estate assets and rental homes	28,335	27,762	56,451	55,403
Amortization of in-place leases	669	1,401	1,334	2,716
Depreciation on corporate assets	269	220	538	429
Interest and related amortization	26,145	28,265	53,421	56,313
Equity in income from unconsolidated joint ventures	840	644	1,724	2,531
EBITDA	$92,935	$88,146	$181,604	$189,841
Change in fair value of contingent consideration asset	—	—	—	(65)
Transaction costs	50	41	482	531
Early debt retirement	(69)	—	16,922	—
Normalized EBITDA	$92,916	$88,187	$199,008	$190,307
Core. The Core properties include properties we expect to own and operate during all of 2014 and 2015.
Acquisitions. The Acquisition properties include seven properties acquired during 2014 and two properties acquired during 2015.
Non-Revenue Producing Improvements. Represents capital expenditures that will not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture, and mechanical improvements.
Fixed Charges. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

2Q 2015 Supplemental information	18	Equity LifeStyle Properties, Inc.